Exhibit 99.1

Cott Reports Delay in Filing of Form 10-K

TAMPA, February 27, 2008 — Cott Corporation (NYSE:COT; TSX:BCB), the world’s largest retailer brand soft drink provider, filed a Form 12b-25 today notifying the U.S. Securities and Exchange Commission that it is unable to meet the February 27, 2008 deadline to file its Annual Report on Form 10-K for the fiscal year ended December 29, 2007. The Company anticipates filing its Form 10-K on or before March 13, 2008.

The Company is unable to file its Form 10-K by the deadline because it requires additional time to complete the preparation of its consolidated financial statements and to complete its assessment of the Company’s internal control over financial reporting as of December 29, 2007. This delay is principally due to the previously announced transition of its executive offices, including corporate accounting and control functions, from Toronto, Ontario to new offices in Tampa, Florida. As a result, the Company did not have an appropriate complement of accounting personnel during the year-end financial closing process. The Company expects to report material weaknesses in its internal control over financial reporting as a result of such shortage. The Company has taken and is continuing to take actions to remedy this issue as soon as practicable.

About Cott Corporation

Cott Corporation is the world’s largest provider of retailer brand soft drinks. The Company commercializes its business in over 60 countries worldwide, with its principal markets being the United States, Canada, the United Kingdom and Mexico. Cott markets or supplies over 200 retailer and licensed brands, and Company-owned brands including Cott, RC, Vintage, Vess and So Clear. Its products include carbonated soft drinks, sparkling and flavored waters, energy drinks, sports drinks, juices, juice drinks and smoothies, ready-to-drink teas, and other non-carbonated beverages. The Company’s website is www.cott.com. The brand names and trademarks referenced in this press release are trademarks of Cott Corporation, its affiliated companies, our customers, or other third parties.

Safe Harbor Statements

This press release contains or refers to forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, and that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates.

Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance such as those relating to the success of the Company’s measures to increase volume and revenue, reduce costs and increase operating income, obtain capacity increases, and introduce new products are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company’s ability to restore plant efficiencies and reduce logistics and other costs, adverse weather conditions, competitive activities by other brand beverage manufacturers, the Company’s ability to develop new products that appeal to consumer tastes, the Company’s ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation and regulatory review, loss of key customers and retailers’ continued commitment to their Company-supplied beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACT:
Edmund O’Keeffe – Investor Relations	Tel: (905) 672-1900 ext. 19216
Lucia Ross – Media Contact	Tel: (813) 313-1705